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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                   FORM 8-A/A

                      AMENDMENT NO. 1 DATED MARCH 24, 2004
                       TO FORM 8-A FILED ON MARCH 22, 2004

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                                 XL CAPITAL LTD
             (Exact name of registrant as specified in its charter)


        CAYMAN ISLANDS                                  98-0191089
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

              XL HOUSE, ONE BERMUDIANA ROAD, HAMILTON, BERMUDA HM11
             (Address of principal executive offices and zip code)

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        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered           Name of each exchange on which
                                                  each class is to be registered

      6.50% EQUITY SECURITY UNITS                  THE NEW YORK STOCK EXCHANGE
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         If this  form  relates  to the  registration  of a class of  securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

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      Securities Act registration statement file number to which this form relates (if applicable): 333-101288

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                (Title of class)

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         The undersigned registrant hereby amends the Form 8-A originally filed on March 22, 2004 relating to the registration of 6.50% Equity Security Units of XL Capital Ltd (the "Company" or the "Registrant") to read in its entirety as set forth herein.

ITEM 1:           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of Registrant's securities to be registered is herein incorporated by reference to the information set forth under the captions "Description of the Equity Security Units" and "Description of the Senior Notes" in the Prospectus Supplement dated March 17, 2004 and under the captions "Description of XL Capital Ordinary Share Purchase Contracts and Ordinary Share Purchase Units," "Description of XL Capital Debt Securities" and "Description of XL Capital Ordinary Shares" in the accompanying Prospectus dated June 19, 2003, each as filed with the Securities and Exchange Commission (the "Commission") on March 19, 2004 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

ITEM 2:           EXHIBITS.

         The following exhibits are filed as a part of this registration statement:

      EXHIBIT NO.         DESCRIPTION

          1.1 Underwriting Agreement, dated March 17, 2004, by and among the Registrant and Goldman, Sachs & Co. and the other underwriters named on SCHEDULE I of the related Pricing Agreement, as Underwriters, incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K, filed by the Registrant with the Commission on March 24, 2004.

          1.2 Pricing Agreement, dated March 17, 2004, by and among the Registrant and Goldman, Sachs & Co. and the other underwriters named on SCHEDULE I thereto, as Underwriters, incorporated by reference to Exhibit 1.2 to the Current Report on Form 8-K, filed by the Registrant with the Commission on March 24, 2004.

          4.1 Indenture, dated as of January 23, 2003, between the Registrant and U.S. Bank National Association, as Trustee, incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form S-3, filed by the Registrant with the Commission on January 23, 2003 (File No. 333-101288).

          4.2 First Supplemental Indenture, dated March 23, 2004, to the Indenture, dated January 23, 2003, between the Registrant and U.S. Bank National Association, as Trustee, incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K, filed by the Registrant with the Commission on March 24, 2004.

          4.3 Purchase Contract Agreement, dated March 23, 2004, between the Registrant and U.S. Bank National Association, as Purchase Contract Agent, incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K, filed by the Registrant with the Commission on March 24, 2004.

          4.4 Pledge Agreement, dated March 23, 2004, by and among the Registrant and U.S. Bank Trust National Association, as Collateral Agent, Custodial Agent and Securities Intermediary, and U.S. Bank National Association, as Purchase Contract Agent, incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K, filed by the Registrant with the Commission on March 24, 2004.

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          4.5            Form of Remarketing Agreement to be entered into by
                         and among the Registrant and U.S. Bank National Association, as Purchase Contract Agent, and a remarketing agent to be named therein, as Remarketing Agent, incorporated by reference to Exhibit 4.5 to the Current Report on Form 8-K, filed by the Registrant with the Commission on March 24, 2004.

          4.6            Form of Normal Units Certificate (included in Exhibit
                         4.3 hereto).

          4.7            Form of Stripped Units Certificate (included in Exhibit
                         4.3 hereto).

          4.8            Form of Senior Note (included in Exhibit 4.2 hereto).







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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:   March 24, 2004

                                       XL CAPITAL LTD
                                        (Registrant)


                                       By:       /s/ Jerry de St. Paer
                                             -----------------------------------
                                             Name:  Jerry de St. Paer
                                             Title: Executive Vice President and
                                                    Chief Financial Officer